FOR IMMEDIATE RELEASE

BRC Group Holdings, Inc. Reports Third Quarter 2026 Financial Results

Completes Sale of Remaining Equity Interest in GA Group

LOS ANGELES, November 5, 2026 – BRC Group Holdings, Inc. (Nasdaq: RILY) (“BRC Group” or the “Company”), a diversified holding company, today released its financial results for the three and nine months ended September 30, 2026.

Third Quarter and Nine Months Ended September 30, 2026 Highlights and Recent Developments
•Revenues: Year-to-date total revenues of $624.2 million, including Operating Revenues(1) of $617.9 million. Q3 revenues of $33.0 million, as Operating Revenues(1) of $161.3 million were offset by Investment Losses(2) of $128.3 million.
•Net Loss: Year-to-date net loss available to common shareholders of $(13.2) million, or $(0.40) per diluted share. Q3 net loss available to common shareholders of $(243.0) million, or $(6.04) per diluted share, primarily reflecting $(226.7) million of pre-tax losses on the Company’s investment in Babcock & Wilcox and a $14.6 million non-cash impairment of its investment in GA Group; the Company’s other securities positions generated modest net gains.
•Operating Adjusted EBITDA(4): Year-to-date Operating Adjusted EBITDA of $103.3 million. Q3 Operating Adjusted EBITDA was reduced by $17.4 million, reflecting the reversal of an unrealized gain recognized in Q2 on structured equity financings and a net markdown of the SpaceX carried interest. Adjusted EBITDA(3) of $104.3 million year-to-date, and $(219.1) million in Q3.
•Balance Sheet: Fully redeemed $238.1 million of senior notes year-to-date, including $142.1 million in September. Subsequent to quarter end, the GA Group sale further reduced Oaktree term-loan indebtedness.
•Strategic Actions: Sold its remaining interest in GA Group to affiliates of Oaktree, reducing debt and adding liquidity (November 3); restored 100% ownership of B. Riley Securities Holdings (October 22); and entered into a definitive agreement to acquire Sangoma Technologies to scale its Communications platform (September 28).

Bryant Riley, Chairman and Co-Chief Executive Officer, commented:
“Through the first nine months of the year, our operating businesses demonstrated the resilience of our diversified platform, despite third-quarter declines in the value of our investment portfolio. Over the past several months, we have taken key strategic actions to strengthen our core franchises and allocate capital toward our strongest near-term cash flow opportunities. Earlier this week, we completed the sale of our remaining interest in GA Group. This legacy business generated significant value for our shareholders over more than a decade, and its sale sharpens our strategic focus, reduces debt, and enhances liquidity, supporting our operating businesses and a long-term approach to our investments through market dislocations. Consistent with that focus, we agreed to acquire Sangoma, a business with predictable cash flows that will bring meaningful scale and recurring revenue to our Communications platform and is highly complementary to our existing operations, creating opportunities for operating synergies. We also restored full ownership of B. Riley Securities and continue to advance its integration with B. Riley Wealth.”

“The third quarter was a challenging period for small- and mid-cap issuers, as rising rates and wider credit spreads weighed on transaction activity and equity capital markets issuance concentrated in the largest issuers. Against that backdrop, B. Riley Securities and B. Riley Wealth remain focused on delivering for all of our clients and partners. Whether that is helping navigate dislocation, creating capital markets opportunities, or providing strategic advisory, our platform is built to support our clients across every cycle. Even as smaller average deal sizes tempered underwriting fee revenue in the quarter, we saw rising demand for our restructuring and advisory services, added two senior bankers, and expanded institutional research coverage to more than 430 companies. Across our segments, we benefited from expanding

BRC Group Holdings, Inc. | www.brcgh.com

recurring advisory fees in Wealth Management and growing income in our Communications portfolio, while we remain focused on improving margins and profitability in Consumer Products.”

“We enter year-end with an active pipeline across equity, debt, and M&A advisory, and look forward to showcasing the full capabilities of our platform at our upcoming Convergence Conference in December.”

BRC Group Holdings, Inc. | www.brcgh.com

Third Quarter and Nine Months Ended September 30, 2026 Financial Summary

	Three Months Ended September 30,		Nine Months Ended September 30,

(Dollars in thousands, except for per share data)	2026	2025	2026	2025

Net (loss) income available to common shareholders	$(243,018)	$89,068	$(13,226)	$214,534

Basic (loss) income per common share	$(6.04)	$2.91	$(0.36)	$7.02
Diluted (loss) income per common share	$(6.04)	$2.91	$(0.40)	$7.02

	Three Months Ended September 30,		Nine Months Ended September 30,

(Dollars in thousands)	2026	2025	2026	2025

Operating Revenues (1)	$161,325	$244,136	$617,876	$666,014
Investment Gains (Losses) (2)	(128,297)	33,735	6,329	23,222
Total Revenues	$33,028	$277,871	$624,205	$689,236

Adjusted EBITDA (3)	$(219,142)	$112,204	$104,259	$126,902
Operating Adjusted EBITDA (4)	$2,908	$54,862	$103,320	$93,207

•Net (loss) income available to common shareholders: Third quarter 2026 results primarily reflected $(226.7) million of pre-tax losses on the Company’s investment in Babcock & Wilcox. The investment in Babcock & Wilcox was valued at $160.3 million at September 30, 2026. Excluding Babcock & Wilcox, trading and realized and unrealized results on the Company’s other investments were net gains of $4.8 million in the quarter. The Company also recorded a $14.6 million non-cash impairment to reduce the carrying value of its investment in GA Group to the subsequent sale price. For the nine months, the net loss reflected these third-quarter items and the absence of prior-year gains on the sale and deconsolidation of businesses and senior note exchanges, as well as prior-year income from discontinued operations.
•Revenues: Third quarter revenues primarily reflected trading losses in Capital Markets, lower ATM, private placement and underwriting revenues, partially offset by higher M&A and advisory revenues, and lower carried interest and commissions in Wealth Management. Nine-month revenues declined 9%, driven by lower Capital Markets trading gains, lower revenues in Corporate and All Other as result of prior-year divestitures, and lower service revenue in the Communications Business Group.
•Adjusted EBITDA(3): Third quarter Adjusted EBITDA decreased primarily due to losses on the Company’s investments largely driven by Babcock & Wilcox. For the nine months, Adjusted EBITDA reflected lower services and fees, and lower income from equity investments, partially offset by lower SG&A expenses.
•Operating Adjusted EBITDA(4): Third quarter Operating Adjusted EBITDA was reduced by $17.4 million, reflecting the reversal of an unrealized second-quarter gain on structured equity financings, as well as a net markdown of the SpaceX carried interest. For the nine months, Operating Adjusted EBITDA was supported by a net year-to-date increase in the value of carried interest associated with investment funds holding positions in SpaceX, and lower selling, general and administrative expenses.
•Debt and Leverage: Net Debt(5) declined 10%, or $64.7 million, to $562.3 million at September 30, 2026 from $627.0 million at December 31, 2025. Total Debt was reduced to $1.14 billion from $1.43 billion over the same period, driven primarily by debt paydowns and senior note exchanges. Subsequent to quarter end, the GA Group sale further reduced term-loan indebtedness, as described below.
•Cash: Cash, cash equivalents, and restricted cash totaled $145.7 million at September 30, 2026, compared to $229.3 million at December 31, 2025.
BRC Group Holdings, Inc. | www.brcgh.com

•Total Investments(6): Total Investments(6) decreased to $408.6 million at September 30, 2026, down from $520.5 million at December 31, 2025, with securities and other investments owned of $369.8 million, down from $446.8 million. The decrease included the $14.6 million impairment of the Company’s investment in GA Group.

BRC Group Holdings, Inc. | www.brcgh.com

Segment Operations Third Quarter and Nine Months Ended September 30, 2026 Financial Results Summary

	Three Months Ended September 30,		Nine Months Ended September 30,

(Dollars in thousands)	2026	2025	2026	2025
Segment Revenues
Capital Markets	$(90,213)	$108,732	$135,610	$172,124
Wealth Management	24,327	42,403	134,455	128,302
Lingo	36,185	39,690	115,763	121,150
magicJack	8,529	9,331	25,879	28,909
Marconi Wireless	7,132	8,128	22,037	26,847
UOL	2,790	3,217	8,492	10,137
Consumer Products	39,255	46,967	126,907	132,354
Segment Income (Loss)
Capital Markets	$(120,040)	$54,779	$30,313	$36,256
Wealth Management	(3,735)	7,190	29,767	7,595
Lingo	4,558	3,964	13,641	9,290
magicJack	4,168	4,608	12,592	14,314
Marconi Wireless	2,736	2,559	8,810	6,108
UOL	1,700	1,477	4,662	4,881
Consumer Products	(4,345)	(1,330)	(12,678)	(12,375)

•Capital Markets: Third quarter results primarily reflected trading losses of $(125.7) million, primarily on Babcock & Wilcox. Year-to-date results reflected lower trading gains and lower ATM, private placement and underwriting revenues amid smaller average deal sizes across the small- and mid-cap market, partially offset by higher M&A and advisory revenues.
•Wealth Management: Year-to-date growth was driven primarily by trading activity and carried interest. Third quarter results reflected a decrease in carried interest, lower trading gains, and lower commissions, partially offset by higher advisory fees. B. Riley Wealth had approximately $12.8 billion of client assets under management at September 30, 2026.
•Communications Business Group (“CBG”) (Lingo, magicJack, Marconi Wireless, and UOL Reportable Segments): Income growth, on a combined basis, reflected successful cost-reduction initiatives, which more than offset a revenue decline driven by expected customer attrition.
•Consumer Products: Lower revenue reflected weaker consumer demand, partially offset by lower sales allowances and customer programs. The wider segment loss primarily reflected lower sales volume.

Pending Acquisition of Sangoma
On September 28, 2026, the Company entered into a definitive agreement to acquire Sangoma Technologies Corporation (TSX: STC; Nasdaq: SANG), a business communications solutions provider, for a total enterprise value of $203.7 million. Sangoma shareholders will receive cash and the Company’s common stock, and are expected to hold approximately 4% of the Company’s pro forma outstanding shares. The transaction is expected to be funded with $212.3 million of committed senior secured term loans at the Company’s telecommunications subsidiaries, which will replace their existing credit facilities ($71.5 million outstanding at September 30, 2026), resulting in $140.8 million of incremental debt at those subsidiaries. Total equity contributions are expected to be $54 million, comprising $38 million from the Company and $16 million from its telecommunications subsidiaries. The transaction is not subject to a financing condition and is expected to close no later than early 2027, subject to Sangoma shareholder, court and regulatory approvals and other customary conditions.

BRC Group Holdings, Inc. | www.brcgh.com

Sale of Remaining GA Group Interest
On November 3, 2026, the Company completed the sale of its remaining equity interest in Great American Holdings, LLC (“GA Group”) to affiliates of Oaktree Capital Management, L.P. (“Oaktree”). The Company received total cash consideration of $62.3 million, of which $51.7 million was used to repay term-loan indebtedness owed to Oaktree affiliates. Concurrently, the Company amended its Oaktree credit agreement to add an incremental $26.5 million term loan and to eliminate any future prepayment premium, in exchange for a $3.3 million transaction fee paid in kind. After giving effect to these transactions, outstanding Oaktree term loans were reduced to $43.7 million from $65.6 million, and the Company added $36.5 million of liquidity, net of the closing fee. In the third quarter, the Company recorded a $14.6 million non-cash impairment to reduce the carrying value of its investment in GA Group to the sale price. Unaudited pro forma financial information will be filed by amendment to the Company’s Current Report on Form 8-K no later than November 9, 2026.

Change in Non-GAAP Measures Presentation
The Company has updated its Operating Adjusted EBITDA calculation with adjustments that management believes better bifurcate the results of its investment activities from those of its operating businesses. The updated calculation, applied consistently across all comparable periods, now excludes income and loss related to the Company’s equity investment in Great American Holdings, LLC, as well as the noncontrolling interest associated with investment gains and losses attributable to B. Riley Securities Holdings, Inc. and its subsidiaries.

Earnings Call
Management will discuss the Company’s financial performance and operational highlights, followed by a question-and-answer session with analysts and investors.

Date: Thursday, November 5, 2026
Time: 4:30 p.m. ET (1:30 p.m. PT)
Link: https://ir.brcgh.com/events-and-presentations

Investors may access the call via the Company’s website at ir.brcgh.com under “Events and Presentations.” A replay of the call will be available at the same location until Thursday, November 19, 2026.

About BRC Group Holdings, Inc.
BRC Group Holdings, Inc. (Nasdaq: RILY) is a diversified holding company with operations in financial services, communications, and retail, alongside investments in equity, debt, and venture capital. Its core financial services platform provides small-cap and middle-market companies with customized end-to-end solutions at every stage of the enterprise life cycle. Its investment banking business offers comprehensive services in capital markets, sales, trading, research, merchant banking, M&A, and restructuring. Its wealth management business provides financial planning services, including brokerage, investment management, insurance, and tax preparation. Its communications businesses provide consumer and business services including traditional, mobile, and cloud phone, internet and data, security, and email. Its consumer products and retail businesses provide mobile computing accessories and home furnishings. BRC Group deploys capital inside and outside its core financial services platform to generate shareholder value through opportunistic investments. For more information, please visit www.brcgh.com.

BRC Group Holdings, Inc. | www.brcgh.com

Note Regarding Use of Non-GAAP Financial Measures
Certain of the information set forth herein, including Operating Revenues, Investment Gains (Losses), Adjusted EBITDA, Operating Adjusted EBITDA, Total Investments, and Net Debt, may be considered non-GAAP financial measures, which are measures that differ from the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). BRC Group Holdings, Inc. believes these measures are useful to investors as follows: Operating Revenues and Investment Gains (Losses) separate revenues generated by the Company’s operating businesses from gains and losses on its investment portfolio; Adjusted EBITDA and Operating Adjusted EBITDA are performance measures that exclude items management does not consider indicative of ongoing results, with Operating Adjusted EBITDA further excluding investment-related gains and losses; and Total Investments and Net Debt provide a basis for evaluating the Company’s capital resources and leverage.

As used herein, each measure is calculated as follows: (i) Operating Revenues includes services and fees, interest income - loans, interest income - securities lending, fixed income spread, trading gains attributable to variable rate transaction spread, and sale of goods; (ii) Investment Gains (Losses) includes trading gains (losses), net and fair value adjustments on loans, less fixed income spread and trading gains attributable to variable rate transaction spread; (iii) Adjusted EBITDA excludes (loss) income from discontinued operations, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, restructuring charge, gain or loss on extinguishment of debt, gain on bargain purchase, gain on sale and deconsolidation of businesses, gain on senior note exchange, impairment of goodwill, tradenames and equity method investments, share-based payments, and transaction related and other costs; (iv) Operating Adjusted EBITDA excludes the aforementioned adjustments for Adjusted EBITDA as well as trading gains (losses), net, net of fixed income and variable rate transaction spread, fair value adjustments on loans, realized and unrealized gains (losses) on investments net of variable rate transaction spread, gains (losses) on investments attributable to noncontrolling interest, and income (loss) related to the Company’s equity investment in Great American Holdings, LLC; (v) Total Investments includes securities and other investments owned net of (a) securities sold not yet purchased, at fair value and (b) noncontrolling interest related to investments from continuing operations, loans receivable, at fair value net of loan participations sold, equity investments, and other investments reported in prepaid and other assets; and (vi) Net Debt includes term loans, net, senior notes payable, net, revolving credit facility, and notes payable, net of (a) cash and cash equivalents, (b) restricted cash, (c) due from clearing brokers net of due to clearing brokers, and (d) Total Investments.

In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

BRC Group Holdings, Inc. | www.brcgh.com

Footnotes
See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms. A reconciliation of Operating Revenues, Investment Gains (Losses), Adjusted EBITDA, Operating Adjusted EBITDA, Total Investments, and Net Debt to the comparable GAAP financial measures is included in the financial statements portion of this press release.
1.Operating Revenues is defined as the sum of (i) services and fees, (ii) interest income - loans, (iii) interest income - securities lending, (iv) fixed income spread, (v) trading gains attributable to variable rate transaction spread, and (vi) sale of goods.
2.Investment Gains (Losses) is defined as the sum of (i) trading gains (losses), net and (ii) fair value adjustments on loans, less fixed income spread and trading gains attributable to variable rate transaction spread.
3.Adjusted EBITDA includes earnings from continuing operations attributable to BRC Group Holdings, Inc. before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain or loss on extinguishment of debt, gain on bargain purchase, gain on sale and deconsolidation of businesses, gain on senior note exchange, impairment of goodwill, tradenames and equity method investments, and transaction related and other costs.
4.Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) trading gains (losses), net, net of fixed income and variable rate transaction spread, (ii) fair value adjustments on loans, (iii) realized and unrealized gains (losses) on investments net of variable rate transaction spread, (iv) gains (losses) on investments attributable to noncontrolling interest, and (v) income (loss) from the Company’s equity investment in Great American Holdings, LLC (“GA Group”).
5.Net Debt is defined as the sum of (a) term loans, net, (b) senior notes payable, net, (c) revolving credit facility, and (d) notes payable, net of (i) cash and cash equivalents, (ii) restricted cash, (iii) due from clearing brokers net of due to clearing brokers, and (iv) Total Investments.
6.Total Investments is defined as the sum of (a) securities and other investments owned net of (i) securities sold not yet purchased, at fair value and (ii) noncontrolling interest related to investments from continuing operations, (b) loans receivable, at fair value net of loan participations sold, (c) equity investments, and (d) other investments reported in prepaid and other assets.

Forward-Looking Statements
Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected future financial and operational results; our capital markets pipeline and the conversion of mandates into completed transactions; the expected timing, completion, financing and benefits of the pending acquisition of Sangoma Technologies Corporation; the integration of B. Riley Wealth and B. Riley Securities; the anticipated effects of the sale of our interest in GA Group; and our ability to execute on disciplined capital allocation and further debt reduction. These statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties, many beyond the Company’s control, that could cause the Company’s performance and actual results to differ materially. Such risks include, but are not limited to: macroeconomic conditions, including interest rate fluctuations and inflation; market volatility and its direct impact on our Capital Markets and Wealth Management segments and on the value of our investment portfolio, including carried interest; the episodic nature of our capital markets business and the unpredictable timing of transaction closings; the risk that the Sangoma acquisition is not completed on the expected terms or timeline, or at all; our ability to successfully execute our merchant banking strategies and the impact of market conditions on our investment portfolio; changes in regulatory and legal environments affecting our operating units; and the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update them, except as required by law.
BRC Group Holdings, Inc. | www.brcgh.com

BRC GROUP HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and par value)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$144,072	$226,601
Restricted cash	1,651	2,676
Due from clearing brokers	19,402	51,000
Securities and other investments owned ($307,830 and $382,461 at fair value)	369,818	446,843
Securities borrowed	235,009	114,937
Accounts receivable, net of allowance for credit losses of $5,560 and $6,108	59,062	55,473
Loans receivable, at fair value ($1,086 and $2,835 from related parties)	10,798	26,303
Equity investments	68,059	90,433
Prepaid expenses and other assets	117,961	128,650
Operating lease right-of-use assets	36,252	32,109
Property and equipment, net	18,268	17,606
Goodwill	392,687	392,687
Other intangible assets, net	94,599	118,290
Deferred income taxes	793	763
Assets of discontinued operations	2,221	2,221
Total assets	$1,570,652	$1,706,592

Liabilities and Deficit
Liabilities:
Accounts payable	$34,929	$41,463
Accrued expenses and other liabilities ($190 and $6,400 at fair value)	125,198	154,780
Deferred revenue	45,030	49,907
Deferred income taxes	4,409	4,109
Securities sold not yet purchased, at fair value	7,897	9,809
Securities loaned	217,125	97,321
Operating lease liabilities	43,773	40,902
Revolving credit facilities	32,285	6,638
Term loans, net	115,421	119,297
Senior notes payable, net	988,328	1,301,798
Liabilities of discontinued operations	830	830
Total liabilities	1,615,225	1,826,854

Commitments and contingencies
BRC Group Holdings, Inc. | www.brcgh.com

BRC Group Holdings, Inc. stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,563 shares issued and outstanding and liquidation preference of $128,187 and $122,142	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 40,199,755 and 30,597,066 issued and outstanding	4	3
Additional paid-in capital	680,912	598,022
Accumulated deficit	(770,467)	(763,286)
Accumulated other comprehensive loss	(8,167)	(6,272)
Total BRC Group Holdings, Inc. stockholders’ deficit	(97,718)	(171,533)
Noncontrolling interests	53,145	51,271
Total deficit	(44,573)	(120,262)
Total liabilities and deficit	$1,570,652	$1,706,592
BRC Group Holdings, Inc. | www.brcgh.com

BRC GROUP HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Services and fees ($206 and $1,319 for the three months and $13,105 and $9,168 for the nine months ended September 30, 2026 and 2025 from related parties, respectively)	$112,451	$170,668	$438,168	$475,279
Trading (losses) gains, net	(124,401)	53,012	33,534	64,521
Fair value adjustments on loans ($50 and $(49) for the three months and $106 and $(3,185) for the nine months ended September 30, 2026 and 2025 from related parties, respectively)	1,215	1,299	12,005	(5,997)
Interest income - loans ($— and $647 for the three months and $— and $1,818 for the nine months ended September 30, 2026 and 2025 from related parties, respectively)	1,509	2,094	5,394	9,143
Interest income - securities lending	2,004	2,523	4,887	5,487
Sale of goods	40,250	48,275	130,217	140,803
Total revenues	33,028	277,871	624,205	689,236

Operating expenses:
Direct cost of services	27,120	31,291	88,186	107,207
Cost of goods sold	28,893	35,001	92,619	106,847
Selling, general and administrative expenses	114,409	143,892	382,134	453,649
Restructuring charge	20	184	1,934	505
Impairment of tradename	1,200	—	5,200	1,500
Interest expense - Securities lending and loan participations sold	1,100	2,094	2,723	4,781
Total operating expenses	172,742	212,462	572,796	674,489
Operating (loss) income	(139,714)	65,409	51,409	14,747

Other income (expense):
Interest income	241	1,491	938	3,469
Dividend income	198	564	1,000	821
Realized and unrealized (losses) gains on investments	(97,485)	32,756	19,707	28,472
Change in fair value of financial instruments and other	(245)	(3,314)	(3,126)	9,492
Gain on sale and deconsolidation of businesses	—	—	—	86,213
Gain on senior note exchange	—	12,222	—	67,208
(Loss) income from equity investments	(14,492)	9,193	(18,625)	34,244
(Loss) gain on extinguishment of debt	—	(950)	1,607	(21,643)
Interest expense	(17,842)	(18,769)	(55,652)	(72,685)
(Loss) income from continuing operations before income taxes	(269,339)	98,602	(2,742)	150,338
BRC Group Holdings, Inc. | www.brcgh.com

Benefit from (provision for) income taxes	24,048	(1,183)	1,207	(1,194)
(Loss) income from continuing operations	(245,291)	97,419	(1,535)	149,144
(Loss) income from discontinued operations, net of income taxes	(2,401)	(1,866)	(2,401)	70,841
Net (loss) income	(247,692)	95,553	(3,936)	219,985
Net (loss) income attributable to noncontrolling interests	(6,689)	4,470	3,245	(594)
Net (loss) income attributable to BRC Group Holdings, Inc.	$(241,003)	$91,083	$(7,181)	$220,579
Preferred stock dividends	2,015	2,015	6,045	6,045
Net (loss) income available to common shareholders	$(243,018)	$89,068	$(13,226)	$214,534

Basic net income (loss) per common share:
Continuing operations	$(5.98)	$2.97	$(0.29)	$4.70
Discontinued operations	(0.06)	(0.06)	(0.07)	2.32
Basic (loss) income per common share	$(6.04)	$2.91	$(0.36)	$7.02
Diluted net income (loss) per common share:
Continuing operations	$(5.98)	$2.97	$(0.33)	$4.70
Discontinued operations	(0.06)	(0.06)	(0.07)	2.32
Diluted (loss) income per common share	$(6.04)	$2.91	$(0.40)	$7.02

Weighted average basic common shares outstanding	40,232,819	30,597,066	36,683,700	30,541,169
Weighted average diluted common shares outstanding	40,232,819	30,597,066	36,837,593	30,541,169

BRC Group Holdings, Inc. | www.brcgh.com

BRC GROUP HOLDINGS, INC.
Operating Revenues Reconciliation
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total revenues	$33,028	$277,871	$624,205	$689,236
Operating revenues adjustments:
Trading losses (gains), net	124,401	(53,012)	(33,534)	(64,521)
Fair value adjustments on loans	(1,215)	(1,299)	(12,005)	5,997
Fixed income and trading gains attributable to variable rate transactions spread	5,111	20,576	39,210	35,302
Total operating revenue adjustments	128,297	(33,735)	(6,329)	(23,222)
Operating revenues	$161,325	$244,136	$617,876	$666,014
BRC Group Holdings, Inc. | www.brcgh.com

BRC GROUP HOLDINGS, INC.
Adjusted EBITDA and Operating Adjusted EBITDA Reconciliations
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income attributable to BRC Group Holdings, Inc.	$(241,003)	$91,083	$(7,181)	$220,579
(Loss) income from discontinued operations, net of income taxes	(2,401)	(1,866)	(2,401)	70,841
Net loss (income) attributable to noncontrolling interests	6,689	(4,470)	(3,245)	594
(Loss) income from continuing operations	(245,291)	97,419	(1,535)	149,144
EBITDA Adjustments:
Net loss (income) from continuing operations attributable to noncontrolling interests	6,689	(4,470)	(3,245)	594
(Benefit from) provision for income taxes	(24,048)	1,183	(1,207)	1,194
Interest expense	17,842	18,769	55,652	72,685
Interest income	(241)	(1,491)	(938)	(3,469)
Share based payments	1,584	2,401	7,250	9,981
Depreciation and amortization	7,368	8,434	22,505	27,079
Restructuring charge	20	184	1,934	505
Gain on sale and deconsolidation of businesses	—	—	—	(86,213)
Gain on senior note exchange	—	(12,222)	—	(67,208)
Loss (gain) on extinguishment of debt	—	950	(1,607)	21,643
Impairment of tradename	1,200	—	5,200	1,500
Impairment of equity method investment	14,552	—	14,552	—
Transactions related costs and other	1,183	1,047	5,698	(533)
Total EBITDA adjustments	26,149	14,785	105,794	(22,242)
Adjusted EBITDA	$(219,142)	$112,204	$104,259	$126,902

Operating EBITDA Adjustments:
Trading losses (gains), net	124,401	(53,012)	(33,534)	(64,521)
Fair value adjustments on loans	(1,215)	(1,299)	(12,005)	5,997
Realized and unrealized losses (gains) on investments	97,485	(32,756)	(19,707)	(28,472)
Fixed income and variable rate transaction spread	9,609	32,244	55,407	52,353
Loss attributable to equity method investment in Great American Holdings, LLC	1,042	(6,410)	6,547	(2,771)
(Losses) gains on investments attributable to noncontrolling interest	(9,272)	3,891	2,353	3,719
Total Operating EBITDA Adjustments	222,050	(57,342)	(939)	(33,695)
Operating Adjusted EBITDA	$2,908	$54,862	$103,320	$93,207
BRC Group Holdings, Inc. | www.brcgh.com

BRC GROUP HOLDINGS, INC.
Total Investments and Net Debt Reconciliation
(Unaudited)
(Dollars in thousands)

	September 30, 2026	December 31, 2025
Cash, cash equivalents, and restricted cash	$145,723	$229,277
Due from clearing brokers	19,402	51,000

Securities and other investments owned	369,818	446,843
Securities sold not yet purchased, at fair value	(7,897)	(9,809)
Loans receivable, at fair value	10,798	26,303
Equity investments	68,059	90,433
Noncontrolling interest	(32,194)	(33,305)
Total investments	408,584	520,465

Revolving credit facilities	32,285	6,638
Term loans, net	115,421	119,297
Senior notes payable, net	988,328	1,301,798
Total debt	1,136,034	1,427,733

Net debt	$562,325	$626,991
BRC Group Holdings, Inc. | www.brcgh.com

Contacts

Mike Frank | Investor Relations | ir@brcgh.com | (212) 409-2424
Jo Anne McCusker | Media Relations | press@brcgh.com
BRC Group Holdings, Inc. | www.brcgh.com